Exhibit 99.1

May 17, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Repurchases $300 Million of Common Stock

    TULSA, Okla. – May 17, 2011 – ONEOK, Inc. (NYSE: OKE) today announced that it has entered into a $300 million accelerated share repurchase agreement with Barclays Capital.

    Under terms of the accelerated repurchase agreement, Barclays Capital borrowed the shares sold to ONEOK and will purchase shares in the open market to settle its borrowings. ONEOK immediately repurchased 4.3 million shares from Barclays Capital based on today’s closing stock price of $69.08, of which 85 percent of the shares will be retired immediately.

    The company’s repurchase is subject to, among other things, an adjustment based on the volume-weighted average price, less a discount, of the shares over the course of a repurchase period that expires on or before the end of 2011.

    “This repurchase of shares under our previously announced stock repurchase program is another way we are increasing value for our shareholders and delivering attractive returns on their investment,” said John W. Gibson, ONEOK vice chairman, president and chief executive officer.

    The accelerated share repurchase was funded by the company’s available cash and short-term borrowings.

    The accelerated repurchase was completed under the company’s previously approved three-year stock repurchase program in which the company’s board of directors authorized the company to buy up to $750 million of the company’s issued and outstanding common stock, subject to the limitation that purchases will not exceed $300 million in any one calendar year. The program will terminate upon completion of the repurchase of $750 million of common stock or on Dec. 31, 2013, whichever occurs first.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

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ONEOK Repurchases $300 Million of Common Stock

May 17 2011

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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